Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 1, 2016, as described in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 19, 2016, among Tessera Technologies, Inc. (“Tessera”), DTS, Inc. (“DTS”), Tessera Holding Corporation (f/k/a Tempe Holdco Corporation) (the “Company”), and the other parties named therein, the Company completed its acquisition of DTS (the “Transaction”). As previously disclosed, as a result of the Transaction, both DTS and Tessera became wholly owned subsidiaries of the Company, and the Company became the successor issuer to Tessera pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the Transaction, the Company paid approximately $941.6 million in cash, which included payoff of approximately $129 million of existing DTS debt. Approximately $893.2 million was paid on the day the Transaction was consummated and the remaining $48.4 million was paid shortly afterwards per the terms of the Merger Agreement. Additionally, the Company assumed unvested equity awards from DTS with a fair value relating to pre-combination services equal to approximately $13.1 million. As such, the total merger consideration was approximately $954.7 million.

In connection with the Transaction, on December 1, 2016, the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto. The Credit Agreement provides for a $600 million seven-year term B loan facility (the “Term B Loan Facility”). The interest rates applicable to loans outstanding under the Credit Agreement with respect to the Term B Loan Facility are (i) until the delivery of financial statements for the first full fiscal quarter ending after December 1, 2016 equal to, at the Company’s option, either a base rate plus a margin of 2.25% per annum or LIBOR plus a margin of 3.25% per annum (the “Effective Date Margin”) and (ii) thereafter, (x) the Effective Date Margin or (y) so long as the ratio of consolidated indebtedness of the Company and its subsidiaries (minus all unrestricted cash and cash equivalents) to consolidated EBITDA (subject to other customary adjustments) is equal to or less than 1.50 to 1.00, equal to, at the Company’s option either a base rate plus a margin of 2.00% per annum or LIBOR plus a margin of 3.00% per annum. Commencing March 31, 2017, the Term B Loan Facility will amortize in equal quarterly installments in aggregate quarterly amount equal to 0.25% of the original principal amount of the Term B Loan Facility, with the balance payable on the maturity date of the Term B Loan Facility (in each case subject to adjustment for prepayments).

The following unaudited pro forma condensed combined financial information (“pro forma financial information”) has been prepared in accordance with Article 11 of SEC Regulation S-X, and combines the historical consolidated financial statements of Tessera and DTS. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Transaction, and with respect to the statements of operations only, expected to have a continuing impact on consolidated results of operations. Specifically, the pro forma financial information gives effect to the following:

•	The consummation of the Transaction;

•	Allocation of purchase price and estimated purchase accounting adjustments; and

•	The receipt of $600 million in new borrowings to finance the Transaction and payment of associated debt issuance costs.

The unaudited pro forma condensed combined statements of operations are presented as if the Transaction had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is presented as if the Transaction occurred on September 30, 2016.

This pro forma financial information should be read in conjunction with:

•	the accompanying notes to the pro forma financial information;

•	Tessera’s separate audited historical consolidated financial statements and notes as of and for the year ended December 31, 2015 (included on Form 10-K filed with the Securities and Exchange Commission on February 22, 2016) and unaudited historical condensed consolidated financial statements and notes as of and for the period ended September 30, 2016 (included on Form 10-Q filed with the Securities and Exchange Commission on November 1, 2016); and

•	DTS’s separate audited historical consolidated financial statements and notes for the years ended December 31, 2015, 2014 and 2013 (included as Exhibit 99.2 to this Amendment No. 1) and unaudited historical condensed consolidated financial statements and notes as of and for the period ended September 30, 2016 (included as Exhibit 99.3 to this Amendment No. 1).

The pro forma financial information has been prepared for illustrative purposes only. The pro forma adjustments are based on estimates using information available at the time of this report. The pro forma financial information is not necessarily indicative of what the financial position or results of operations actually would have been had the Transaction been completed at the dates indicated, and include pro forma adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The financial position and results of operations shown are not necessarily indicative of what the past financial position and results of operations of the combined company would have been nor indicative of the financial position and results of operations of future periods. Additionally, the pro forma condensed combined income tax provision does not necessarily reflect the amounts that would have resulted had Tessera and DTS filed consolidated income tax returns during the periods presented. The pro forma financial information does not give consideration to the impact of possible revenue enhancements, synergies, expense efficiencies, strategy modifications, asset dispositions or other actions that may result from the Transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2016

(Amounts in thousands)

	Tessera	DTS	Pro Forma Reclassifications	Pro Forma Adjustments		Combined Pro Forma
			(See Note 1)	(See Note 3)
ASSETS
Current assets:
Cash and cash equivalents	$50,401	$26,686	$—	$(17,487)	(a)	$59,600
Short-term investments	345,854	13,083	—	(313,083)	(b)	45,854
Accounts receivable, net	2,640	26,911	—	—		29,551
Unbilled contract receivable	—	—	—	63,400	(c)	63,400
Other current assets	24,540	7,832	(19,315)	(925)	(d)	12,132
Income taxes receivable	—	2,276	19,315	—		21,591

Total current assets	423,435	76,788	—	(268,095)		232,128
Property and equipment, net	—	28,076	5,416	6,724	(e)	40,216
Intangible assets, net	76,963	144,907	—	324,171	(f)	546,041
Goodwill	—	90,692	10,137	303,110	(g)	403,939
Long-term deferred tax assets	6,093	41,866	—	(45,959)	(l)	2,000
Other assets	18,042	9,348	(15,553)	8,258	(h)	20,095

Total assets	$524,533	$391,677	$—	$328,209		$1,244,419

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$803	$6,792	$(1,946)	$—		$5,649
Accrued legal fees	3,792	—	1,946	—		5,738
Accrued liabilities	10,866	17,963	—	50,734	(i)	79,563
Deferred revenue	1,934	3,096	—	(2,036)	(j)	2,994
Income taxes payable	—	80	—	—		80
Current portion of long-term debt, net	—	26,486	—	(20,486)	(k)	6,000

Total current liabilities	17,395	54,417	—	28,212		100,024
Long-term debt, net	—	100,552	—	476,485	(k)	577,037
Long-term deferred tax liabilities	—	—	255	41,016	(l)	41,271
Other liabilities	2,675	12,419	(255)	3,000	(m)	17,839

Stockholders’ equity:
Common stock	59	3	—	(3)	(n)	59
Additional paid-in capital	621,113	272,479	—	(259,355)	(n)	634,237
Treasury stock, at cost	(299,555)	(111,331)	—	111,331	(n)	(299,555)
Accumulated other comprehensive income	33	778	—	(778)	(n)	33
Retained earnings	182,813	62,360	—	(71,699)	(o)	173,474

Total stockholders’ equity	504,463	224,289	—	(220,504)		508,248

Total liabilities and stockholders’ equity	$524,533	$391,677	$—	$328,209		$1,244,419

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2016

(Amounts in thousands, except per share amounts)

	Tessera	DTS	Pro Forma Reclassifications	Pro Forma Adjustments		Combined Pro Forma
			(See Note 1)	(See Note 3)

Revenues	$189,430	$142,599	$—	$(12,865)	(p)	$319,164
Cost of revenues		18,751	(18,751)

Gross profit		123,848

Operating expenses:
Cost of revenues	238	—	3,666	—		3,904
Research, development and other related costs	28,997	38,788	—	1,351	(q)	69,136
Selling, general and administrative	34,751	71,563	(2,370)	(1,703)	(r)	102,241
Amortization expense	18,126	—	16,705	47,551	(s)	82,382
Litigation expense	12,422	—	750	—		13,172

Total operating expenses	94,534	110,351	18,751	47,199		270,835

Operating income	94,896	13,497	—	(60,064)		48,329
Other income and expense, net	2,473	(3,633)	—	(20,014)	(t)	(21,174)

Income before taxes	97,369	9,864	—	(80,078)		27,155
Provision for income taxes	31,977	4,072	—	(18,418)	(u)	17,631

Net income	$65,392	$5,792	$—	$(61,660)		$9,524

Income per share:
Net income	$1.33	$0.33				$0.19

Basic	$1.31	$0.32				$0.19

Diluted

Weighted average number of shares used in per share calculations:
Basic	49,096	17,560				49,096

Diluted	49,803	18,126				49,803

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2015

(Amounts in thousands, except per share amounts)

	Tessera	DTS	Pro Forma Reclassifications	Pro Forma Adjustments		Combined Pro Forma
			(See Note 1)	(See Note 3)
Revenues	$273,300	$138,209	$—	$(52,598)	(p)	$358,911
Cost of revenues		15,077	(15,077)

Gross profit		123,132

Operating expenses:
Cost of revenue Cost of revenues	566	—	2,832	—		3,398
Research, development and other related costs	32,181	42,985	—	2,320	(q)	77,486
Selling, general and administrative	43,592	92,276	(3,940)	6,150	(r)	138,078
Change in fair value of contingent consideration	—	(420)	420	—		—
Amortization expense	20,624	—	13,561	74,344	(s)	108,529
Litigation expense	14,135	—	2,204	—		16,339

Total operating expenses	111,098	134,841	15,077	82,814		343,830

Operating income (loss)	162,202	(11,709)	—	(135,412)		15,081
Other income and expense, net	3,432	(2,255)	—	(28,964)	(t)	(27,787)

Income (loss) before taxes from continuing operations	165,634	(13,964)	—	(164,376)		(12,706)
Provision for (benefit from) income taxes	48,517	(1,663)	—	(37,806)	(u)	9,048

Income (loss) from continuing operations	117,117	(12,301)	—	(126,570)		(21,754)
Loss from discontinued operations, net of tax	(101)	—	—	—		(101)

Net income (loss)	$117,016	$(12,301)	$—	$(126,570)		$(21,855)

Income (loss) per share:
Income (loss) from continuing operations
Basic	$2.26	$(0.71)				$(0.42)

Diluted	$2.23	$(0.71)				$(0.42)

Loss from discontinued operations

Basic	$—	$—				$—

Diluted	$—	$—				$—

Net income (loss)

Basic	$2.26	$(0.71)				$(0.42)

Diluted	$2.23	$(0.71)				$(0.42)

Weighted average number of shares used in per share calculations:
Basic	51,802	17,396				51,802

Diluted	52,586	17,396				51,802

See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Pro Forma Basis of Presentation

The Transaction is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method of purchase accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (ASC 805). Under the acquisition method, the total estimated purchase price of the acquired company is allocated to the assets acquired and the liabilities assumed based on their fair values at the date of acquisition. In determining the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements, the Company has assumed the Transaction was completed on September 30, 2016 and has made other significant estimates and assumptions. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The allocation of purchase consideration is subject to change based on further review of the fair value of the assets acquired and liabilities assumed. A final determination of purchase price allocation and fair values will be based on the assets acquired and the liabilities assumed on the actual date of consummation of the Transaction, which was December 1, 2016.

Under ASC 805, acquisition-related transaction costs (such as advisory, legal or other professional fees) are not included as a component of consideration transferred and have been excluded from the unaudited pro forma condensed combined statements of operations. Estimated transaction costs that would have been paid or accrued by the Company and DTS upon consummation of the Transaction are reflected in the unaudited pro forma condensed combined balance sheet.

DTS’s standalone historical statement of operations for the year ended December 31, 2015 presented in the pro forma financial information includes approximately $16.6 million of acquisition and integration related costs associated with DTS’s acquisition of iBiquity Digital Corporation on October 1, 2015, which consist primarily of employee compensation and severance related costs and professional service fees. These amounts were not adjusted in the calculation of the pro forma condensed combined statement of operations for the year ended December 31, 2015.

There were no intercompany balances or transactions between Tessera and DTS as of the dates and for the periods of these unaudited pro forma combined financial statements.

Tessera, together with the management of DTS, is developing a plan to integrate the operations of the two companies after the Transaction. In connection with that plan, management anticipates that certain non-recurring charges, such as operational relocation expenses, employee severance costs, product rebranding and consulting expenses, may be incurred in connection with this integration. Any such charge will affect the results of the combined company in the future period in which such charges are incurred. The pro forma financial information does not include the effects of the costs associated with any restructuring or other integration activities resulting from the Transaction. Additionally, the pro forma financial information does not include the realization of any cost savings from anticipated operating efficiencies, synergies or other activities which might result from the Transaction.

Financial Statement Reclassification Adjustments

Certain reclassification adjustments have been made to Tessera and DTS’s standalone historical financial statements presented within the pro forma financial information to conform the presentation of historical balances.

The following reclassification adjustments were made to the unaudited pro forma condensed combined balance sheet:

•	On its historical condensed consolidated balance sheet, Tessera presented income taxes receivable within other current assets. This balance has been presented as a separate line item on the pro forma condensed combined balance sheet.

•	On its historical condensed consolidated balance sheet, Tessera presented property and equipment, net and goodwill within other assets. These balances have been presented as separate line items on the pro forma condensed combined balance sheet.

•	On its historical condensed consolidated balance sheet, Tessera presented long-term deferred tax liabilities and other liabilities as a single line item. These balances have been presented as separate line items on the pro forma condensed combined balance sheet.

•	On its historical condensed consolidated balance sheet, DTS did not separately present accrued legal fees. This balance has been presented as a separate line item on the pro forma condensed combined balance sheet.

The following reclassification adjustments were made to the unaudited pro forma condensed combined statements of operations:

•	On its historical statements of operations, DTS presented cost of revenues separately from operating expenses and presented a separate gross profit measure. Cost of revenues has been reclassified into operating expenses and the gross profit measure has been removed on the pro forma condensed combined statements of operations.

•	On its historical statements of operations, DTS included amortization expense within cost of revenues and selling, general and administrative expense. These amounts have been presented as a separate line item in amortization expense on the pro forma condensed statements of operations.

•	On its historical statements of operations, DTS included litigation expense within selling, general and administrative expense. This amount has been presented as a separate line item on the pro forma condensed combined statements of operations.

•	On its historical statements of operations for the year ended December 31, 2015, DTS presented change in fair value of contingent consideration as a separate line item. This amount has been reclassified to selling, general and administrative expense on the pro forma condensed combined statements of operations.

There were no adjustments presented to conform DTS’s historical accounting policies to those of Tessera as such adjustments were considered immaterial for the periods presented.

Note 2—Preliminary Allocation of Purchase Price

The preliminary purchase price for the Transaction is as follows (amounts in thousands):

Cash paid for payoff of existing DTS debt	$128,855
Cash paid for DTS common stock outstanding	764,331
Cash paid for DTS vested equity awards, paid shortly after consummation of Transaction	48,395
Fair value of assumed DTS unvested equity awards relating to pre-acquisition	13,124

Total preliminary purchase price	$954,705

As discussed in Note 1, the Company has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates assuming the Transaction was completed on September 30, 2016. These preliminary estimates are subject to change and the final purchase price allocation may differ significantly from the information presented herein.

The preliminary purchase price allocation is as follows (amounts in thousands):

	Weighted Average Estimated Useful Life (years)		Net Assets of DTS as of September 30, 2016
Cash and cash equivalents			$26,348
Accounts receivable			26,911
Unbilled contracts receivable			63,400
Other current assets			6,907
Income taxes receivable			2,276
Property and equipment, net			34,800
Goodwill			393,802
Identifiable intangible assets:
Customer contracts and relationships	6	281,567
Developed technology	5	143,639
Trademarks and tradenames	8	38,484
Noncompete agreements	1	2,231
In-process research and development (IPR&D)		3,157

Total identifiable intangible assets			469,078
Other assets			17,606
Accounts payable			(6,792)
Accrued liabilities			(17,963)
Deferred revenue			(1,060)
Other liabilities			(15,419)
Income taxes payable			(80)
Long-term deferred income tax liabilities, net			(45,109)

Total preliminary purchase price			$954,705

Note 3—Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows (amounts in thousands):

(a)	The pro forma financial information reflects that the Company financed the Transaction with a combination of cash and debt. The pro forma adjustments to the cash balance are summarized as follows:

Sources of Cash
Debt issuance from new Company credit agreement (refer to note (k))	$600,000
Estimated liquidation of investments	313,083

Total sources of cash	913,083

Uses of Cash
Payment of estimated debt issuance costs (refer to note (k))	(16,963)
Payment of merger consideration in cash	(893,186)
Payment of estimated transaction costs for DTS upon consummation of the Transaction	(13,421)
Payment of estimated transaction costs for the Company upon consummation of the Transaction	(7,000)

Total uses of cash	(930,570)

Total adjustments to cash	$(17,487)

(b)	To reflect an estimate of the investments that would have been liquidated by the Company and DTS to pay for the merger consideration and transaction costs.

(c)	To reflect adjustments to receivable balances as a result of purchase accounting, as follows:

Adjustment for estimated per-unit royalties associated with licensee products manufactured or sold prior to September 30, 2016, for which royalty reports and cash collections are expected to be received subsequent to September 30, 2016.	$35,500
Creation of unbilled contract receivable balance for estimated remaining payments under existing minimum guarantee arrangements acquired from DTS, expected to be received subsequent to the date of acquisition. Amount represents short-term portion of estimated receivable balance.	27,900

Total impact on unbilled contract receivable	$63,400

(d)	To reflect adjustments to other current assets:

To reflect the write-off of existing DTS debt issuance costs classified as current assets	$(336)
To reflect the write-off of current portion of prepaid income taxes through purchase accounting	(589)

Total impact on other current assets	$(925)

(e)	To reflect an adjustment to the fair value of acquired property and equipment as part of purchase accounting.

The remaining useful lives of property and equipment acquired are as follows:

Machinery and equipment - Up to 5 years
Software - Up to 7 years
Office furniture and fixtures - Up to 7 years
Leasehold improvements - Lesser of useful life or related lease term
Building and improvements - Up to 35 years

(f)	To reflect adjustments in acquired intangible assets, net:

To eliminate DTS historical acquired intangible assets	$(144,907)
To record the estimated fair value of acquired identifiable intangible assets	469,078

Net impact on intangible assets, net	$324,171

(g)	To reflect adjustments in goodwill:

To eliminate DTS historical acquired goodwill	$(90,692)
To record the estimated fair value of acquired goodwill	393,802

Net impact on goodwill	$303,110

(h)	To reflect adjustments to other assets, as follows:

To reflect the write-off of existing DTS debt issuance costs classified as non-current assets	$(672)
To reflect the write-off of the long-term portion of prepaid income taxes through purchase accounting	(3,570)
Creation of unbilled contract receivable balance for estimated remaining payments under existing minimum guarantee arrangements acquired from DTS, expected to be received subsequent to the date of acquisition. Amount represents long-term portion of estimated receivable balance.	12,500

Net impact on other long-term assets	$8,258

(i)	To reflect adjustments to accrued liabilities:

To reflect accrual for estimated Tessera transaction costs that had not been accrued or paid in cash as of September 30, 2016	$2,339
To reflect estimated liability for payment for vested DTS stock awards pursuant to the Merger Agreement, which was paid shortly after consummation of the transaction.	48,395

Total impact on accrued expenses	$50,734

(j)	To reflect an adjustment to the fair value of acquired deferred revenue as part of purchase accounting.

(k)	The pro forma financial information reflects the impact of the new credit facility entered into by the Company which helped finance the Transaction and pay off DTS’s historical existing credit facility. New Company debt issuance costs are assumed to be recorded as a reduction to the carrying value of debt liability and amortized on a straight-line basis over the term of the loan, which is assumed to be 7 years. The pro forma financial information also reflects the elimination of DTS historical existing debt balances and associated debt issuance costs, which were paid-off through the Transaction.

The adjustments to debt are summarized as follows:

Current portion of long-term debt
New Company debt issuance	$6,000
Pay-off of DTS existing debt	(26,875)
Write-off of DTS existing debt issuance costs classified as reduction to liability	389

Net adjustment to outstanding debt, current portion	$(20,486)

Long-term debt
New Company debt issuance	$594,000
Pay-off of DTS existing debt	(101,719)
New Company debt issuance costs classified as reduction to liability	(16,963)
Write-off of DTS existing debt issuance costs classified as reduction to liability	1,167

Net adjustment to outstanding debt, long-term	$476,485

(l)	To reflect estimated adjustments to deferred income tax assets and liabilities:

To reflect estimated deferred income tax liability associated with purchase accounting adjustments, calculated using the statutory tax rate on a jurisdictional basis:

Estimated deferred income tax liability related to intangible assets	$74,020
Estimated deferred income tax liability related to deferred revenue	713
Estimated deferred income tax liability related to fixed assets	2,353
Estimated deferred income tax liability related to receivables	16,389

Estimated purchase accounting adjustments impacting deferred income tax liabilities	93,475

Estimated increase to deferred tax assets relating to excess tax benefits relating to stock-based compensation	(6,500)
Reclass of acquired deferred tax assets to present net of deferred tax liabilities	(45,959)

Total impact on deferred income tax liabilities, net	$41,016

(m)	To reflect estimated increase to FIN 48 reserves classified in other liabilities.

(n)	To reflect the elimination of DTS historical equity balances.

Additional paid-in capital includes an adjustment to reflect the estimated fair value of DTS historical stock awards assumed by the Company attributable to pre-acquisition services. The total adjustment to additional paid-in-capital is summarized as follows:

To eliminate DTS’s historical additional paid-in-capital	$(272,479)
Increase in APIC for DTS historical stock awards assumed by the Company	13,124

Total adjustment to additional paid-in-capital	$(259,355)

(o)	To reflect adjustments to retained earnings:

To eliminate of DTS’s historical retained earnings	$(62,360)
Additional Company transaction costs not reflected in historical balance sheet	(9,339)

Total adjustment to retained earnings	$(71,699)

(p)	To reflect adjustments to revenue as a result of purchase accounting adjustments.

For the nine months ended September 30, 2016:
To reflect estimated DTS revenue amortized from deferred revenue balance adjusted to fair value through purchase accounting	$325
To eliminate estimated DTS revenue amortized from historical deferred revenue balance	(190)
To reflect elimination of estimated revenue recognized for minimum guarantee contracts acquired from DTS existing as of acquisition date	(13,000)

Net impact to revenue	$(12,865)

For the year ended December 31, 2015:
To reflect estimated DTS revenue amortized from deferred revenue balance adjusted to fair value through purchase accounting	$522
To reflect elimination of estimated revenue recognized for per-unit royalties associated with licensee products manufactured or sold prior to January 1, 2015	(23,300)
To eliminate estimated DTS revenue amortized from historical deferred revenue balance, which primarily consists of revenue from minimum guarantee contracts	(11,420)
To reflect elimination of estimated revenues recognized for minimum guarantee contracts acquired from DTS existing as of acquisition date, that are not reflected in the adjustment above	(18,400)

Net impact to revenue	$(52,598)

(q)	To reflect adjustments to R&D as a result of purchase accounting.

For the nine months ended September 30, 2016:
To reflect estimated incremental depreciation expense resulting from acquired property and equipment adjusted to fair value through purchase accounting	$326
To reflect estimated incremental stock-based compensation expense associated with historical DTS stock awards assumed by the Company pursuant to the Merger Agreement, which were remeasured at fair value on the acquisition date.	1,025

Total adjustments to R&D for the nine months ended September 30, 2016	$1,351

For the year ended December 31, 2015:
To reflect estimated incremental depreciation expense resulting from acquired property and equipment adjusted to fair value through purchase accounting	$549
To reflect estimated incremental stock-based compensation expense associated with historical DTS stock awards assumed by the Company pursuant to the Merger Agreement, which were remeasured at fair value on the acquisition date.	1,771

Total adjustments to R&D for the year ended December 31, 2015	$2,320

(r)	To reflect adjustments to SG&A as a result of purchase accounting.

For the nine months ended September 30, 2016:
To reflect estimated incremental depreciation expense resulting from acquired property and equipment adjusted to fair value through purchase accounting	$613
To reflect estimated incremental stock-based compensation expense associated with historical DTS stock awards assumed by the Company pursuant to the Merger Agreement, which were remeasured at fair value on the acquisition date.	2,561
To eliminate transaction related costs included in Tessera’s historical SG&A expense	(1,761)
To eliminate transaction related costs included in DTS’s historical SG&A expense	(3,116)

Total adjustments to SG&A for the nine months ended September 30, 2016	$(1,703)

For the year ended December 31, 2015:
To reflect estimated incremental depreciation expense resulting from acquired property and equipment adjusted to fair value through purchase accounting	$1,033
To reflect estimated incremental stock-based compensation expense associated with historical DTS stock awards assumed by the Company pursuant to the Merger Agreement, which were remeasured at fair value on the acquisition date.	5,117

Total adjustments to SG&A for the year ended December 31, 2015	$6,150

(s)	To reflect adjustments to amortization expense as a result of purchase accounting.

For the nine months ended September 30, 2016:
To eliminate historical DTS amortization of finite-lived intangibles	$(16,705)
To reflect estimated amortization of acquired finite lived intangibles measured at fair value	64,256

Total adjustments to amortization expense for the nine months ended September 30, 2016	$47,551

For the year ended December 31, 2015:
To eliminate historical DTS amortization of finite-lived intangibles	$(13,561)
To reflect estimated amortization of acquired finite lived intangibles measured at fair value	87,905

Total adjustments to amortization expense for the year ended December 31, 2015	$74,344

(t)	To reflect adjustments to other income and expense, net

For the nine months ended September 30, 2016:
To eliminate DTS interest expense and amortization of debt issuance costs on historical debt	$3,276
To reflect estimated Company interest expense associated with the new debt (assuming an estimated interest rate of 4.25%)	(19,125)
To reflect estimated Company amortization of debt issuance costs associated with the new debt	(1,817)
To reflect estimated reduction in interest income due to lower investment holdings (assuming an estimated average interest rate of 1%)	(2,348)

Total adjustment to other income and expense, net	$(20,014)

For the year ended December 31, 2015:
To eliminate DTS interest expense and amortization of debt issuance costs on historical debt	$2,090
To reflect estimated Company interest expense associated with the new debt (assuming an estimated interest rate of 4.25%)	(25,500)
To reflect estimated Company amortization of debt issuance costs associated with the new debt	(2,423)
To reflect estimated reduction in interest income due to lower investment holdings (assuming an estimated average interest rate of 1%)	(3,131)

Total adjustment to other income and expense, net	$(28,964)

The interest rate on the new debt is variable and fluctuates based upon changes in various underlying interest rates and other factors. A 1/8 percent (or 0.125%) variance in interest rates would result in a change in interest expense of approximately $0.8 million and $0.6 million for twelve months and nine months, respectively.

(u)	To reflect the tax effects of P&L adjustments using an estimated weighted-average statutory tax rate of 23%.